EXHIBIT  16.  LETTER  FROM  PERRELLA  &  ASSOCIATES,  PA


                    [LETTERHEAD OF PERRELLA & ASSOCIATES, PA]



October  5,  2004

Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Re: HouseRaising,  Inc.  (the  "Company")
    F/k/a  Technology  Connections,  Inc.
    File  Ref.  No.  000-50701

Gentlemen:

We were previously the principal accountant for Technology Connections, Inc. and, under the date of April 12, 2004, we reported on the financial statements of Technology Connections, Inc. as of December 31, 2003 and for the years ended December 31, 2003 and 2002. We also reviewed the financial statements of Technology Connections, Inc. for the interim period ended March 31, 2004. On September 22, 2004, we resigned as principal accountant for Technology Connections, Inc. [HouseRaising, Inc.]. We have read Technology Connections [HouseRaising, Inc.'s] statements included under Item 4 of its Form 8-K/A dated October 5, 2004, and we agree with such statements.

Very  truly  yours,

/s/  Perrella  &  Associates,  PA
---------------------------------------------
Perrella  &  Associates,  PA